Exhibit (j)

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Retail Class Prospectus, the Retail Class Prospectus (Money Market Funds), and the Institutional Class Prospectus, and “Independent Registered Public Accounting Firm” in the Statement of Additional Information in Post-Effective Amendment Number 76 to the Registration Statement (Form N-1A, No. 33-20673) of the MTB Group of Funds and to the incorporation by reference of our report dated June 24, 2008 on MTB Short Duration Government Bond Fund, MTB Short-Term Corporate Bond Fund, MTB U.S. Government Bond Fund, MTB New York Municipal Bond Fund, MTB Pennsylvania Municipal Bond Fund, MTB Maryland Municipal Bond Fund, MTB Virginia Municipal Bond Fund, MTB Intermediate-Term Bond Fund, MTB Income Fund, MTB Managed Allocation Fund – Conservative Growth, MTB Managed Allocation Fund – Moderate Growth, MTB Managed Allocation Fund – Aggressive Growth, MTB Balanced Fund, MTB Equity Income Fund, MTB Large Cap Value Fund, MTB Equity Index Fund, MTB Large Cap Stock Fund, MTB Large Cap Growth Fund, MTB Multi Cap Growth Fund, MTB Mid Cap Stock Fund, MTB Mid Cap Growth Fund, MTB Small Cap Stock Fund, MTB Small Cap Growth Fund, MTB International Equity Fund, MTB U.S. Treasury Money Market Fund, MTB U.S. Government Money Market Fund, MTB Tax-Free Money Market Fund, MTB Money Market Fund, MTB Prime Money Market Fund, MTB New York Tax-Free Money Market Fund, and MTB Pennsylvania Tax-Free Money Market Fund, 31 of the Funds comprising the MTB Group of Funds, included in the Annual Report to Shareholders for the fiscal year ended April 30, 2008.

Ernst & Young LLP

Boston, Massachusetts

August 25, 2008